Artisan Partners Asset Management Inc. Reports April 2017 Assets Under Management
Milwaukee, WI - May 9, 2017 - Artisan Partners Asset Management Inc. (NYSE: APAM) today reported that its assets under management (AUM) as of April 30, 2017 totaled $106.6 billion. Separate accounts accounted for $52.9 billion of total firm AUM, while Artisan Funds and Artisan Global Funds accounted for $53.7 billion.

ASSETS UNDER MANAGEMENT BY STRATEGY

As of April 30, 2017 - ($ Millions)
Global Equity Team
Non-U.S. Growth	25,694
Non-U.S. Small-Cap Growth	845
Global Equity	1,255

U.S. Value Team
U.S. Mid-Cap Value	6,746
Value Equity	2,083

Growth Team
U.S. Mid-Cap Growth	13,542
U.S. Small-Cap Growth	2,212
Global Opportunities	12,664

Global Value Team
Non-U.S. Value	19,371
Global Value	18,305

Emerging Markets Team
Emerging Markets	264

Credit Team
High Income	2,193

Developing World Team
Developing World	1,383

Thematic Team
Thematic	9

Firm Total	$106,566

ABOUT ARTISAN PARTNERS
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners' autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com